Exhibit 10.35

GMAC Long-Term Incentive Plan LLC

200 Renaissance Center, M/C482-B14-D46, Detroit, MI. 48265

December 19, 2009

Thomas Marano

Re: GMAC Long-Term Incentive Plan LLC Long-Term Equity Compensation Incentive Plan Award Conversion

Dear Tom:

1.	You were granted a 2009 RSU Award under the GMAC Long-Term Incentive Plan LLC Long-Term Equity Compensation Incentive Plan (the “Plan”). The grant date of your Award was October 28, 2009 (“Grant Date”). As a result of a recent determination from the Office of the Special Master for TARP Executive Compensation, all 2009 RSUs that do not vest on or before December 31, 2009, are hereby converted to RSUs (“Conversion RSUs”) that are consistent with the definition of TARP Stock found in the Interim Final Rules issued pursuant to Title VII of the American Recovery and Reinvestment Act of 2009 (the “TARP Rules”).

2.	Subject to requirements of any Federal laws or regulations that may govern executive compensation, including but not limited to Title VII of the American Recovery and Reinvestment Act of 2009 and the Troubled Asset Relief Program, the unvested portion of your 2009 RSU Award, 3.225 bps, are now deemed considered Conversion RSUs. Because Title VII of the American Recovery and Reinvestment Act of 2009 currently limits the value of restricted stock that may be awarded to certain executives, the Committee reserves the right to adjust down the bps underlying this Award without your consent in order to comply with Federal law. If and when such an adjustment may be required, you will be notified in writing.

3.	Subject to requirements of any Federal laws or regulations that may govern executive compensation, including but not limited to Title VII of the American Recovery and Reinvestment Act of 2009 and the Troubled Asset Relief Program, your Conversion RSUs fully Vest on October 28, 2012 (“Vesting Date”), and will be Paid on the later of the following.

•	Within 75 days of the Vesting Date

•	Within 75 days of and in equal percentages as GMAC repayment of TARP obligations in 25% increments.

4.	The Committee reserves the right to change the Vesting Date or payment dates shown above in order to comply with Federal law. If and when such change may be required, you will be notified in writing.

5.	If your employment is terminated due to death or Disability, then your entire Unvested Award will immediately Vest and be Paid within 75 days of this new Vesting Date. You may have previously designated a beneficiary. If not, your failure to designate a beneficiary will result in any payments as a result of your death being made to your estate. Any subsequent change in your beneficiary designation must be made in writing and communicated to the Plan Administrator at the address above.

Thomas Marano

December 19, 2009

6.	If your employment is terminated for any reason other than death or Disability, your entire unvested or unpaid Award will be immediately forfeited.

7.	You understand and acknowledge that your Award is subject to the rules under Code Section 409A, and that you agree and accept all risks (including increased taxes and penalties) resulting from Code Section 409A.

8.	Your 2009 Conversion RSUs will be subject to and governed by the terms and conditions of this Award Conversion Letter and the Plan. As a Participant, you agree to abide by the terms and conditions of this Award Conversion Letter and the Plan. Please indicate your acceptance of and agreement to the terms and conditions of this Award Conversion Letter and the Plan, by signing in the indicated space below no later than December 23, 2009.

Sincerely yours,

Anthony S. Marino
GMAC Group VP and Chief HR Officer
December 19, 2009

I ACCEPT AND AGREE TO THE TERMS OF THIS AWARD CONVERSION LETTER AND REAFFIRM MY PARTICIPATION IN THE GMAC LONG-TERM INCENTIVE PLAN LLC LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN (“PLAN”) AND WILL ABIDE BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD CONVERSION LETTER.

/S/ THOMAS MARANO	12/19/2009
Participant Signature (Required)	Date (Required)

Thomas Marano
Printed Name (Required)